                                                        EXHIBIT 23.2





                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


The Board of Directors
New York Community Bancorp, Inc.:

We consent to the incorporation by reference of our report, dated January 27, 2000, in the Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-59486) on Form S-4 of New York Community Bancorp, Inc., relating to our audit of the consolidated statements of financial condition of Haven Bancorp, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 Annual Report and is incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1999, filed by Haven Bancorp, Inc. with the Securities and Exchange Commission.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


                                                     /s/ KPMG LLP


Melville, New York
May 11, 2001